SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 28, 2015

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 28, 2015, Winthrop Realty Trust (“Winthrop”) held its Annual Meeting of Shareholders.  At the meeting, holders of Winthrop’s common shares of beneficial interest (“Shareholders”) voted on the two proposals described in detail in Winthrop’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2015.  On the record date of April 2, 2015, there were 36,425,084 common shares of beneficial interest of Winthrop (“Common Shares”) issued and outstanding and eligible to vote and a total of 31,064,616 Common Shares were present at the meeting, in person or by proxy, representing approximately 85.3% of the outstanding Common Shares entitled to vote at such meeting.  The results of the meeting were as follows:

1.	Election of Trustees

Nominee	For	Against	Abstain	Broker Non-Votes

Michael L. Ashner	22,529,928	2,907,590	-	5,627,098
Arthur Blasberg, Jr.	22,530,221	2,907,297	-	5,627,098
Howard Goldberg	22,035,872	3,401,646	-	5,627,098
Thomas McWilliams	22,122,294	3,315,224	-	5,627,098
Lee Seidler	22,527,453	2,910,065	-	5,627,098
Carolyn Tiffany	22,534,842	2,902,676	-	5,627,098
Steven Zalkind	22,122,274	3,315,244	-	5,627,098

2.	Ratification of PricewaterhouseCoopers LLP as the Trust’s independent registered public accounting firm for 2015:

For	Against	Abstain
31,048,940	12,252	3,424

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of May, 2015.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer